                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          HASTINGS ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          HASTINGS ENTERTAINMENT, INC.
                              3601 PLAINS BOULEVARD
                              AMARILLO, TEXAS 79102

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 31, 2000

                                 ---------------


To the Shareholders of
HASTINGS ENTERTAINMENT, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hastings Entertainment, Inc., a Texas corporation (the "Company"), will be held at the corporate offices of the Company, 3601 Plains Boulevard, Amarillo, Texas, 79102, on Thursday, August 31, 2000, at 10:00 a.m., Amarillo, Texas time, for the following purposes:

         1. To elect three Class I directors to hold office for a term of three years or until their respective successors are elected and qualified; and

         2. To transact such other business as properly may come before the meeting or any adjournment thereof.

         The close of business on July 20, 2000 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

         A Proxy Statement, form of Proxy and copy of the Annual Report on the Company's operations during the fiscal year ended January 31, 2000 accompany this Notice.

         It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. The form of Proxy is enclosed in the mailing envelope in which this Proxy Statement is contained. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                        By Order of the Board of Directors

                                        Jerry M. McKee, Secretary

July 21, 2000

                          HASTINGS ENTERTAINMENT, INC.
                              3601 PLAINS BOULEVARD
                              AMARILLO, TEXAS 79102

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 31, 2000

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished to shareholders of Hastings Entertainment, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held at the corporate offices of the Company, 3601 Plains Boulevard, Amarillo, Texas, on Thursday, August 31, 2000, at 10:00 a.m., Amarillo, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include Hastings Entertainment, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

         This Proxy Statement and form of Proxy are being mailed to shareholders on or about July 31, 2000. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her Proxy at that time and vote in person if so desired. All proxies duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

         1) FOR the election of the three nominees listed under "Election of Directors" as nominees of the Company for election as directors; and

         2) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

         The cost of solicitation of proxies will be borne by the Company. The Company has engaged ChaseMellon Shareholder Services, Inc. ("ChaseMellon") to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay ChaseMellon approximately $3,750 as ChaseMellon's fee, plus the amount of ChaseMellon's expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission and telephone by directors, officers, employees and agents of the Company. The Company will also supply brokers, nominees or other custodians with the numbers of forms of Proxy, Proxy Statements and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                      DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

         The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on July 20, 2000. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 11,642,644 shares of common stock.

         The following table sets forth the beneficial stock ownership of (i) all holders of greater than 5% of the Company's common stock, (ii) each director and each executive officer named in the Summary Compensation Table under "Executive Compensation and Other Matters" and (iii) all directors and executive officers as a group. The total number of shares of common stock of the Company issued and outstanding as of July 20, 2000 is 11,642,644. A total of 1,076,206 options may be exercised within 60 days of July 20, 2000. In the chart below the percent of common stock owned is calculated by expressing the number of shares beneficially owned as a percent of the total common stock issued and outstanding plus the total number of options that may be exercised within the 60 days following July 20, 2000. Unless otherwise noted, the shares are owned directly by the individual.

                                                                                            PERCENT OF
                                                                                            OUTSTANDING
NAME AND ADDRESS (1)                                                      SHARES OWNED     COMMON STOCK
--------------------                                                      ------------     ------------
John H. Marmaduke (2)                                                        4,364,299        34.31%
Stephen S. Marmaduke (3)                                                     1,459,380        11.47%
Estate of Sam Marmaduke (4)                                                  1,024,403         8.05%
     P.O. Box 33251
     Amarillo, Texas  79102
Stanley Marsh 3 Special Trust (5)                                              583,577         4.59%
     P.O. Box 12077
     Amarillo, Texas  79101
Leonard L. Berry (6)                                                            23,303           *
Peter A. Dallas (7)                                                             27,200           *
Gaines L. Godfrey (8)                                                           37,073           *
Craig R. Lentzsch (9)                                                           28,291           *
Ron G. Stegall (10)                                                             15,392           *
Jeffrey G.Shrader (11)                                                          36,494           *
Robert A. Berman (12)                                                           63,558           *
Michael J. Woods (13)                                                           62,857           *
James S. Hicks (14)                                                             19,140           *
Jerry M. McKee (15)                                                             10,910           *
Alan Van Ongevalle (16)                                                          9,794           *
Executive officers and directors as a group (13 persons)                     6,157,691        48.41%

--------------------
* Represents less than 1%.

(1) Unless otherwise indicated, the address for each of the beneficial owners identified is c/o the Company, 3601 Plains Boulevard, Amarillo, Texas 79102.

(2) Includes 1,024,403 shares held by the Estate of Sam Marmaduke, of which John H. Marmaduke is the Independent Executor, and 2,254,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president, 44,738 shares held by Martha A. Marmaduke, John H. Marmaduke's wife, 2,001 shares held by Margaret Hart Marmaduke, John H. Marmaduke's daughter, 10,118 shares held by Owen M. Marmaduke, John H. Marmaduke's son, and 610,707 shares subject to stock options exercisable within 60 days following July 20, 2000, and excludes shares held in trusts for John H. Marmaduke's children of which Bank of America is trustee. Also, John H. Marmaduke and Stephen S. Marmaduke are brothers.

(3) Includes 1,381,785 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president, 60,840 shares held by Shelley R. Marmaduke, Stephen S. Marmaduke's wife, and 10,120 shares subject to options exercisable within 60 days following July 20, 2000. Excludes shares held directly by Stephen S. Marmaduke's adult children and shares held in trusts for Stephen S. Marmaduke's children, of which Bank of America is trustee. Also, John H. Marmaduke and Stephen S. Marmaduke are brothers.

(4)  Shares held by the Estate of Sam Marmaduke are voted by its executor, John
     H. Marmaduke. Note also that these same shares are also included in the number of shares held by John H. Marmaduke.

(5) Includes shares originally acquired by Stanley Marsh 3 and which have or are being transferred to the Stanley Marsh 3 Special Trust.

(6) Includes options for 10,120 shares exercisable within the 60 days following July 20, 2000.

(7) Includes options for 10,120 shares exercisable within the 60 days following July 20, 2000.

(8) Includes options for 10,120 shares exercisable within the 60 days following July 20, 2000.

(9) Includes options for 10,120 shares exercisable within the 60 days following July 20, 2000 and 4,541 held in trust over which Mr. Lentzsch has voting control as trustee.

(10) Includes options for 5,060 shares exercisable within the 60 days following July 20, 2000, 355 shares held by Arlington Equity Partners, and 7,083 shares held by Ron Stegall Limited Partnership.

(11) Includes options for 10,120 shares exercisable within the 60 days following July 20, 2000.

(12) Includes options for 50,390 shares exercisable within the 60 days following July 20, 2000.

(13) Includes options for 60,507 shares exercisable within the 60 days following July 20, 2000.

(14) Includes options for 19,140 shares exercisable within the 60 days following July 20, 2000.

(15) Includes options for 9,939 shares exercisable within the 60 days following July 20, 2000.

(16) Includes options for 4,735 shares exercisable within the 60 days following July 20, 2000.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented at the meeting and entitled to vote is required for the election of directors. A holder of shares of common stock of the Company will be entitled to one vote per share of common stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For any matters requiring approval of a specified percentage of the outstanding shares represented at the Annual Meeting and entitled to vote on such matter, abstentions will have the effect of negative votes, but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matter.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Three directors will be elected at the Annual Meeting to serve three-year terms until the 2003 Annual Meeting of Shareholders or until a successor is elected and qualified. Each of the nominees has committed to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting and the size of Board is not reduced, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                 VOTE "FOR" THE COMPANY'S NOMINEES AS DIRECTORS.

         The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes, designated by the Company as Class I, Class II and Class III. There are three directors in each of Class I and Class III, and there are two Class II directors. The directors of each class serve for a three-year period or until their successors are elected and qualified. The classes of directors serve staggered three-year terms. Accordingly, John H. Marmaduke, Gaines L. Godfrey and Jeffrey G. Shrader presently hold office as Class I Directors until this Annual Meeting; Peter A. Dallas, Craig R. Lentzsch and Ron G. Stegall presently hold office as Class III Directors until the 2001 annual shareholders meeting; and Leonard L. Berry and Stephen S. Marmaduke presently hold office as Class II Directors until the 2002 annual shareholders meeting.

         Set forth below is a brief biography of each Class I nominee for election as a director:

         JOHN H. MARMADUKE, age 53, has served as President and Chief Executive Officer of the Company since July 1976 and as Chairman of the Board since October 1993. Mr. Marmaduke served as President of the Company's former parent company, Western Merchandisers, Inc. ("Western"), from 1982 through June 1994, including the years 1991 through 1994 when Western was a division of Wal-Mart. Mr. Marmaduke also serves on the board of directors of the Video Software Dealers Association (VSDA). Mr. Marmaduke has been active in the entertainment retailing industry with the Company and its predecessor company for over 30 years. John H. Marmaduke and Stephen S. Marmaduke are brothers.

         GAINES L. GODFREY, age 66, has served as a director of the Company since October 1991 and was appointed Senior Vice President and Chief Financial Officer of the Company in May 2000. Mr. Godfrey has been associated with Godfrey Ventures in the field of financial consulting, including evaluations, financing, underwriting, purchases and sales in a wide range of industries, since 1982. From 1973 to 1982, Mr. Godfrey was Vice President, Finance for Mesa Petroleum Co.

         JEFFREY G. SHRADER, age 49, has served as a director of the Company since October 1992. Mr. Shrader has served as a shareholder in the law firm of Sprouse, Smith & Rowley, P.C. in Amarillo, Texas since January 1993.

         Set forth below is a brief biography of each director not a nominee for election:

         LEONARD L. BERRY, age 57, has served as a director of the Company since March 1994. Dr. Berry has served as a Professor of Marketing and the Director of the Center for Retailing Studies in the College of Business Administration at Texas A&M University since January 1982. Dr. Berry holds the J.C. Penney Chair of Retailing Studies at Texas A&M, a position awarded in January 1991. In 1999 he was named Distinguished Professor of Marketing. From July 1986 to July 1987, Dr. Berry served as the National President of the American Marketing Association. Dr. Berry also serves as a director of Canned Goods, Inc., Genesco and the Lowe's Companies, Inc. He is the author of the 1999 book, "Discovering the Soul of Service," and several other business publications.

         STEPHEN S. MARMADUKE, age 50, has served as a director of the Company since October 1991. From 1978 to September 1992, Mr. Marmaduke served as Vice President of Purchasing for Western, the Company's former parent company. Mr. Marmaduke is currently a private investor. John H. Marmaduke and Stephen S. Marmaduke are brothers.

         PETER A. DALLAS, age 65, has served as a director of the Company since October 1991 and its predecessor since 1970. Mr. Dallas is presently employed as a banking consultant. Mr. Dallas has served as an officer of Bank of America, N.A. and its predecessors, NationsBank, N.A., Boatmen's First National Bank of Amarillo and The First National Bank of Amarillo, since 1965.

         CRAIG R. LENTZSCH, age 51, has served as a director of the Company since April 1994. Mr. Lentzsch is President and Chief Executive Officer of Greyhound Lines, Inc. a position held since November 1994. On March 16, 1999, Greyhound merged with and became a wholly owned subsidiary of Laidlaw, Inc. Mr. Lentzsch has served as a director of Greyhound since August 1994. From November 1994 to April 1995, Mr. Lentzsch also served as Chief Financial Officer of Greyhound. From August 1992 to November 1994, Mr. Lentzsch was employed by Motor Coach Industries International, Inc., where he served as Executive Vice President and Chief Financial Officer. Mr. Lentzsch is a member of the Board of Directors of the American Bus Association, the Intermodal Transportation Institute, The Great American Stations Foundation and Enginetech, Inc.

         RON G. STEGALL, age 52, has served as a director of the Company since May 1996. Mr. Stegall is the founder and has served as the Chief Executive Officer of Arlington Equity Partners, Inc. since January 1992. Mr. Stegall is also the founder of BizMart, Inc. and from October 1987 to December 1991 served as Chief Executive Officer of BizMart. For more than 16 years prior to 1987, Mr. Stegall was employed by Tandy Corporation/Radio Shack Division, serving as Senior Vice President from 1983 to 1987 and Vice President from 1979 to 1983. Mr. Stegall currently serves as Chairman of the Board of InterTAN, Inc. and as a director of Gadzooks, Inc.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended January 31, 2000, the Board of Directors held four meetings. The Board of Directors has established standing Audit, Compensation and Executive Committees. The Audit Committee and the Compensation Committee consist solely of independent directors. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit,
(ii) reviewing with the Company's independent auditors the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company, (iii) reviewing with the Company's independent auditors their final report, (iv) reviewing with internal and independent auditors overall accounting and financial controls and (v) being available to the independent auditors during the year for consultation purposes. On June 1, 2000, the Company's Board of Directors adopted a new Audit Committee Charter in compliance with recently implemented Nasdaq rules. The new Audit Committee Charter is included as Annex A to this Proxy Statement. The Audit Committee met four times in fiscal 1999. The Compensation Committee recommends the compensation of the officers of the Company and performs other similar functions and recommends grants of options under the Company's stock option plans for consideration by the Board of Directors. See "Executive Compensation and Other Matters." The Compensation Committee met three times in fiscal 1999. Messrs. John Marmaduke, Godfrey, Shrader and Stegall serve on the Executive Committee; Messrs. Dallas, Godfrey and Stegall serve on the Audit Committee; and Messrs. Berry, Lentzsch and Shrader serve on the Compensation Committee.

         Each director attended at least 75% of the Board and Committee meetings held during the period in which he was a director.

                        EXECUTIVE OFFICERS OF THE COMPANY

         NAME                               AGE               POSITION
     --------------                         ----       -----------------------
   John H. Marmaduke                        53       Chairman of the Board, President and
                                                     Chief Executive Officer

   Gaines L. Godfrey                        66       Senior Vice President, Chief
                                                     Financial Officer and Director
   Robert A. Berman                         51       Vice President of Store Operations
   Michael J. Woods                         38       Vice President of Information Systems
   James S. Hicks                           43       Vice President of Purchasing
   Jerry M. McKee                           36       Vice President, Corporate Controller,
                                                     Secretary and Treasurer
   Alan Van Ongevalle                       32       Vice President of Marketing

         All executive officers are chosen by the Company's Board of Directors and serve at the Board's discretion. Set forth below is information concerning the business experience of the executive officers of the Company (other than Messers. Marmaduke and Godfrey, information with respect to whom is set forth above under the caption "Election of Directors").

         ROBERT A. BERMAN, age 51, has served the Company as Vice President of Store Operations since January 1997. From June 1995 to January 1997, Mr. Berman was self-employed in the financial services industry. From January 1989 to June 1995, Mr. Berman served as Vice President and Senior Vice President of Store Operations for Builders Square, Inc., a chain of 185 building material superstores. At Builders Square, Inc., Mr. Berman was responsible for store operations, store planning and design, purchasing and construction.

         MICHAEL J. WOODS, age 38, has served as Vice President of Information Systems of the Company since October 1992. From August 1990 to October 1992, Mr. Woods served as Director of Microsystems for the Company, focusing on store systems development. From October 1989 to August 1990, Mr. Woods served as a programming specialist and analyst for the Company.

         JAMES S. HICKS, age 43, has served as Vice President of Purchasing of the Company since August 1999. From August 1997 to August 1999, Mr. Hicks served as the Senior Director of Purchasing, and from April 1994 to August 1997 was the Company's Director of Purchasing. He was a District Leader for the Company from July 1984 to April 1994. From October 1982 to July 1984, Mr. Hicks served as a Company troubleshooter and from April 1982 to October 1982 was a store manager. Mr. Hicks began his career with the Company in August 1981 as a manager trainee.

         JERRY M. MCKEE, age 36, has served as Vice President, Secretary and Treasurer since May 2000 and as Corporate Controller since January 2000. From April 1999 to January 2000, Mr. McKee served as the Senior Director of Planning and as Director of Planning from February 1996 to April 1999, focusing on the implementation and direction of corporate financial planning and budgeting. From November 1993 to February 1996 Mr. McKee held various financial accounting positions with the Company including Accounting Manager and Assistant Controller. Prior to joining Hastings, Mr. McKee was the Accounting Manager for Affiliated Foods, Inc., a wholesale grocery cooperative located in Amarillo.

         ALAN VAN ONGEVALLE, age 32, has served as Vice President of Marketing since May 2000. From August 1999 to May 2000, Mr. Van Ongevalle served as the Senior Director of Marketing and as Director of Advertising from September 1998 to August 1999. Mr. Van Ongevalle joined Hastings in November 1992 and held various store operation management positions including Store Manager, Area Leader of New Stores and the Southern Kansas area through September 1998.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated officers (collectively, the "named executive officers").

                                                         Annual Compensation          Long Term Compensation
                                                         -------------------                  Awards
                                                                                      ----------------------
                                                                                  Restricted          Securities      All Other
                                                        Salary          Bonus        Stock            Underlying     Compensation
Name and Principal Position                  Year         ($)            ($)     Award(s)/($)      Option/ SARs (#)      ($)
---------------------------                  ----       ------        --------   ------------      ----------------  ------------
John H. Marmaduke                            1999      $174,750       $228,375        -0-               32,500        $ 9,047(1)
Chairman of the Board, President and         1998      $164,060       $240,141        -0-               17,500        $ 8,365
Chief Executive Officer                      1997      $156,991       $234,326        -0-               65,767        $ 6,622

Robert A. Berman                             1999      $100,000       $ 76,250     $31,667(2)           43,000        $ 7,096(4)
Vice President of Store Operations           1998      $ 90,000       $ 44,998     $59,998(3)            9,000        $ 1,684
                                             1997      $ 86,550       $ 48,167        -0-               55,649          -0-

Michael Woods                                1999      $ 87,500       $ 70,000        -0-               33,000        $ 4,089(5)
Vice President of Information Systems        1998      $ 80,095       $ 56,862     $ 7,619(6)            9,000        $ 3,561
                                             1997      $ 74,418       $ 44,430        -0-               15,177        $ 2,748

Phillip Hill(7)                              1999      $ 57,500       $ 63,250(8)     -0-               27,500        $78,040(8)
Senior Vice President,                       1998      $106,683       $114,647        -0-               12,500        $ 5,289
Chief Operating Officer and Director         1997      $ 97,355       $106,568        -0-               60,708        $ 5,790

Dennis McGill(9)                             1999      $ 71,875       $ 50,000        -0-               31,000        $59,316(10)
Vice President of Finance, Chief Financial   1998      $ 96,350       $ 64,817     $26,420(10)          29,000        $ 6,901
Officer, Treasurer and Secretary             1997      $ 91,748       $ 82,169        -0-               30,354        $ 1,673

(1) In fiscal 1999 the Company contributed $5,047 in matching funds to Mr. Marmaduke's account under the Company's 401(k) Plan and $4,000 to Mr. Marmaduke's account under the Company's Associate Stock Ownership Plan.

(2) In fiscal 1999, in lieu of cash bonuses in the amount of $23,750, Mr. Berman received 3,699 restricted stock units with a market value at the date of award of $31,667.

(3) In fiscal 1998, in lieu of cash bonuses in the amount of $44,998, Mr. Berman received 5,963 restricted stock units with a market value at the date of award of $59,998.

(4) In fiscal 1999 the Company contributed $4,794 in matching funds to Mr. Berman's account under the Company's 401(k) Plan and $2,302 to Mr. Berman's account under the Company's Associate Stock Ownership Plan.

(5) In fiscal 1999 the Company contributed $2,087 in matching funds to Mr. Woods' account under the Company's 401(k) Plan and $2,002 to Mr. Woods' account under the Company's Associate Stock Ownership Plan.

(6) In fiscal 1998, in lieu of cash bonuses in the amount of $5,714, Mr. Woods received 923 restricted stock units with a market value at the date of award of $7,619.

(7)  Mr. Hill's service with the Company terminated on July 27, 1999.

(8) In fiscal 1999 the Company contributed $3,318 in matching funds to Mr. Hill's account under the Company's 401(k) Plan and $2,722 to Mr. Hills' account under the Company's Associate Stock Ownership Plan. Upon termination of employment with the Company, Mr. Hill received $63,250 in satisfaction of any and all amounts due him under the Company's Corporate Officer Incentive Plan. This amount is shown in the Table under "Bonus". In addition, he received $72,000 during the Company's last fiscal year in consideration for the release of all claims against the Company and for a covenant not to compete.

(9)  Mr. McGill's service with the Company terminated on October 15, 1999.

(10) In fiscal 1999 the Company contributed $4,881 in matching funds to Mr. McGill's account under the Company's 401(k) Plan and $2,472 to Mr. McGill's account under the Company's Associate Stock Ownership Plan. Under the terms of the Company's Management Stock Purchase Plan, after Mr. McGill's termination the Company purchased his unvested Restricted Stock Units for $19,815. In addition Mr. McGill received $4,648 as compensation for unused vacation time and $27,500 pursuant to a Separation Agreement, dated October 1,

     1999 in which Mr. McGill released all claims against the Company and entered into a covenant not to compete. Pursuant to the Company's Management Stock Purchase Plan under which Mr. McGill's restricted stock was issued, in fiscal 1999 the Company purchased all the restricted shares it had granted to Mr. McGill in 1998 at the then-current market value of $26,420, the value of such grant being reflected in this table, for a price of $19,815.

TABLE OF OPTIONS GRANTED IN LAST FISCAL YEAR

         The following table sets forth information concerning the stock options and stock appreciation rights (SARs) granted during fiscal 1999 to the named executive officers. Note that there have been no grants of SARs during fiscal 1999 or prior years.

                                                                                                     Potential realizable value
                                           Individual Grants                                         at assumed annual rates of
                                                                                                    stock price appreciation for
                                                                                                             option term
                                           -----------------                                        ----------------------------
                               Number of
                               securities    Percent of total
                               underlying      options/SARs        Exercise or                          5% ($)         10% ($)
                                Options/        granted to          base price    Expiration
                                  SARs         employees in           ($/sh)         dates
            Name              granted (#)         fiscal
                                                   year
            ----              -----------    -----------------     -----------     -----------          -----          --------
     John H. Marmaduke           17,500(1)          4.68%             $ 9.00       3/30/2009          $  99,051       $ 251,041
                                 15,000(2)          4.02%             $12.00       7/16/2009          $ 113,201       $ 286,874

      Robert A. Berman            9,000(1)          2.41%             $ 9.00       3/30/2009          $  50,941       $ 129,094
                                 12,000(2)          3.22%             $12.00       7/16/2009          $  90,561       $ 229,469
                                 22,000(3)          5.89%             $ 9.69       9/17/2009          $ 134,068       $ 339,754

       Michael Woods              9,000(1)          2.41%             $ 9.00       3/30/2009          $  50,941       $ 129,094
                                  9,000(2)          2.41%             $12.00       7/16/2009          $  67,920       $ 172,125
                                 15,000(3)          4.02%             $ 9.69       9/17/2009          $  91,410       $ 231,650

        Phillip Hill             12,500(4)          3.35%             $ 9.00       7/31/2000          $   7,075       $  14,234
                                 15,000(4)          4.02%             $12.00       7/31/2000          $   9,369       $  18,756

       Dennis McGill              9,000(5)          2.41%             $ 9.00        3/30/2009         $  50,941       $ 129,094
                                  9,000(4)          2.41%             $ 9.00       10/31/2000         $   6,504       $  13,191
                                 12,000(6)          3.22%             $12.00        7/16/2009         $  90,561       $ 229,469
                                 22,000(4)          5.89%             $ 9.69       10/31/2000         $  11,754       $  23,564
                                 22,000(7)          5.89%             $ 9.69        9/17/2009         $ 134,068       $ 339,754

(1) Twenty percent (20%) of the options are exercisable on each anniversary of March 30, 1999 until all such options are exercisable.

(2) Twenty percent (20%) of the options are exercisable on each anniversary of July 16, 1999 until all such options are exercisable.

(3) Twenty percent (20%) of the options are exercisable on each anniversary of September 17, 1999 until all such options are exercisable.

(4)  Options are exercisable immediately.

(5) These options were cancelled automatically upon the termination of Mr. McGill's employment. Twenty percent (20%) of the options were exercisable on each anniversary of March 30, 1999 until all such options were exercisable.

(6) These options were cancelled automatically upon the termination of Mr. McGill's employment.

(7) These options were cancelled automatically upon the termination of Mr. McGill's employment. Twenty percent (20%) of the options were exercisable on each anniversary of September 17, 1999 until all such options were exercisable

TABLE OF AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUATIONS OF ALL HELD OPTIONS

         The following table sets forth the value of all options held by the named executive officers of the Company at the end of fiscal 1999. Note that none of the named executive officers exercised any options in fiscal 1999.

                                                                              Number of
                                                                              securities               Value of
                                                                              underlying           unexercised in-
                                                                             unexercised              the-money
                                      Shares                               options/SARs at         options/SARs at
                                    Acquired on           Value            fiscal year end         fiscal year end
             Name                  Exercise (#)        Realized ($)              (#)                     ($)
             ----                  ------------        -----------         ---------------         ---------------
                                                                             Exercisable/            Exercisable/
                                                                            unexercisable           Unexercisable
                                                                            -------------           -------------
       John H. Marmaduke                -0-                N/A            573,615 / 138,907           -0- / -0-

       Robert A. Berman                 -0-                N/A             29,560 / 78,089            -0- / -0-

       Michael J. Woods                 -0-                N/A             43,798 / 67,606            -0- / -0-

         Phillip Hill                   -0-                N/A            152,649 / 112,376           -0- / -0-

         Dennis McGill                  -0-                N/A                31,000 / 0              -0- / -0-

DIRECTOR COMPENSATION

         The Company reimburses all directors for expenses incurred in connection with their activities as directors. Non-employee directors of the Company receive an annual cash retainer of $15,000 and a grant of shares of Common Stock valued at $5,000 for service as directors, and a fee of $750 for each director meeting and $500 for each committee meeting attended in person or by telephone. The Company has adopted a Stock Option Plan for Outside Directors (the "Directors Option Plan") for its non-employee directors and has reserved 101,180 shares of Common Stock for issuance thereunder, and in February 1998 adopted a Stock Grant Plan for its non-employee directors and has reserved 25,295 shares of Common Stock for issuance thereunder. The Directors Option Plan provides that each non-employee director receives an initial option for 2,530 shares of Common Stock upon election as a director, and an annual grant of 2,530 shares thereafter. Each option is granted at the fair market value of the Common Stock of the Company at the time of the grant. All initial and annual stock options granted pursuant to the Directors Option Plan are nonqualified stock options and are generally exercisable for a period of 10 years from the date of grant or one year after the optionee ceases to be a director of the Company. During the fiscal year ending January 31, 2000, outside directors were granted a total of 17,710 options under the Directors Option Plan. As of January 31, 2000, options covering 70,840 shares have been granted to date under the Directors Option Plan. The Stock Grant Plan for outside directors provides for a grant as of May 1 of each year to each non-employee director of Common Stock with a fair market value of $5,000 on the date of grant. As of January 31, 2000, 6,587 shares of Common Stock have been granted to non-employee directors under the Stock Grant Plan for Outside Directors. The Company also granted options covering 7,832 shares under a previous director compensation plan that was terminated in fiscal 1997, of which no options remain outstanding as of January 31, 2000.

EMPLOYEE CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

         The Company is a party to employment agreements with each of Messrs. Marmaduke, Godfrey, Berman, Woods, Hicks, McKee and Van Ongevalle (each, an "Executive"). Each employment agreement provides that the Executive's salary shall be determined by the Board of Directors and that the Executive's employment shall continue until terminated by either the Executive or the Company. Either the Company or the Executive has the right to terminate the employment at any time with or without cause (as defined in each agreement) by delivering written notice of termination to the other party.

         Each agreement provides for a severance payment if the agreement is terminated by the Company without cause. Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months and the other listed Executives, with the exception of Mr. Godfrey, would receive their base annual salary and bonus for a period of 24 months following the date of termination, payable over such period at such times as executives of the Company receive their regular salary and bonus payments, and any benefits under any plans of the Company in which the Executive is a participant to the full extent of such Executive's rights under such plans. Mr. Godfrey is not entitled to receive any salary and bonus continuation under the terms of his agreement, however is entitled to receive a lump-sum bonus payment upon termination of his employment. If the agreements are terminated either voluntarily by the Executive or by the Company with cause, or by reason of death or disability, then the Executive will not be entitled to payments under his employment agreement.

         Upon a change in control of the Company, each Executive will receive a payment to compensate him for the loss of long-term capital gains treatment of certain options granted to the Executive. Each employment agreement provides that, in the event the Executive terminates employment with the Company, the Executive may not, for a period of 18 months following termination, work for or assist a competitor of the Company, use certain information obtained from the Company, or induce any other employees of the Company to terminate their relationship with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Berry, Lentzsch and Shrader presently serve as the members of the Compensation Committee. Mr. Shrader is a shareholder in the law firm of Sprouse, Smith & Rowley, PC in Amarillo, Texas, which has provided legal services to the Company since 1993. (See "Certain Transactions")

                              CERTAIN TRANSACTIONS

         Jeffrey G. Shrader, a director of the Company, is a shareholder in the law firm of Sprouse, Smith & Rowley, PC, Amarillo, Texas, which has provided legal services to the Company since 1993. During fiscal years 1999, 1998 and 1997, the Company made aggregate legal payments of $0.2 million, $0.3 million and $0.1 million, respectively, to such law firm. The Company believes that these services have been provided on terms as favorable as those which the Company could have obtained from a non-affiliated third party.

         Gaines L. Godfrey, a director of the Company and the Company's Senior Vice President and Chief Financial Officer since May 2000, is a limited partner in certain limited partnerships that lease land and improvements to the Company under triple net leases. During fiscal years 1999, 1998 and 1997, the Company made aggregate lease payments of $0.6 million, $0.5 million, and $0.5 million, respectively, to such limited partnerships. The Company believes that these leases are on terms as favorable as those which the Company could have obtained from a non-affiliated third party.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Company's compensation program is designed to motivate, reward and retain the management talent the Company needs to achieve its business goals. This program makes a significant portion of officers' compensation dependent upon increases in shareholder value.

         The Compensation Committee of the Board of Directors (the "Compensation Committee") supervises the Company's compensation program. The Compensation Committee is made up of non-employee directors who do not participate in any of the compensation plans they administer. The Compensation Committee recommends the salary and other incentives packages of the executive officers of the Company to the Board of Directors, which in turn actually approves the compensation packages.

         The Company's success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. The Company's philosophy is to do this with (1) competitive base salaries, (2) rewards for performance and accomplishments on an annual basis, and (3) incentives to meet long-term objectives.

         The Company pays for performance based on an individual's level of responsibility. For this purpose, performance means both individual and corporate performance. The Company motivates performance by recognizing the year's results and by providing incentives for improvement in the future. The three major components of the Company's compensation program are base salary, incentive bonus awards made on an annual basis, and long-term incentive awards.

         Base Salary. The Company's salaries are reviewed annually based on competitive positioning (comparing the Company's salary structure with salaries paid by other companies) and the Company's business performance. Initially, the Company's Chief Executive Officer recommends base salary amounts to the Compensation Committee. In reviewing these recommendations, the Compensation Committee uses a number of surveys to determine competitive salary positions. Primarily, the Compensation Committee compares salary structure with both entertainment and non-entertainment retailing companies.

         The Company's general headquarters and most of its retail operations are not located in large metropolitan areas. Accordingly, salary ranges are targeted at the median level of the survey data. Within these ranges, the Compensation Committee determines each individual executive officer's salary based on performance, responsibility, experience and results.

         Incentive Awards Made on an Annual Basis. A significant portion of an executive officer's income is based upon the Corporate Officer Incentive Program ("COIP"). This program provides for incentive cash payments based upon incentive targets expressed as a percentage of a participant's base salary if certain performance goals are met. Each fiscal year is divided into two separate six-month performance periods, and awards are made for each performance period. Amounts payable under COIP are not guaranteed, and thus a significant portion of each officer's annual compensation is essentially at risk.

         At the beginning of each performance period, each officer is assigned an incentive target amount expressed as a percentage of base salary. Generally, the higher the level an officer's responsibility is with the Company, the greater the percentage of his overall annual compensation is subject to being earned under COIP. The incentive target for a performance period can then be increased to not more than 125% of the targeted amount or decreased to not less than 50% of the targeted amount based upon performance achievement. At the beginning of each performance period, the Compensation Committee establishes in writing the performance goals that will determine the size of the Incentive Plan awards. As of January 31, 2000, the performance measures for all incentive plan participants are based upon sales and return on equity as defined in the Company's annual business plan. Return on equity is defined as the after-tax rate of return on beginning shareholders' equity for the performance period.

         Within 90 days after the end of each performance period, each participant's base salary rate is multiplied by the earned incentive plan award percentage to determine the dollar value of the award for the performance period in question. The maximum award payable under the COIP is the lesser of 250% of the participant's most recent annualized base salary or $1,000,000. A portion of any bonus may be used to purchase Restricted Stock Units ("RSU's") of the Company.

         In fiscal 1999, in the first six-month performance period the Company realized 100% of the incentive target and in the second six-month performance period for fiscal 1999 the Company realized 75% of the incentive target. The Board of Directors authorized the payment of 100% of the incentive target in the second six-month performance period for all COIP participants except the Company's President and Chief Executive Officer.

         Long-term Incentive Awards. Long-term incentive rewards are intended to develop and retain strong management through share ownership. Stock options are the primary long-term incentive granted to officers, as well as other key employees of the Company. The Compensation Committee believes that a significant portion of officers' compensation should depend on value created for the shareholders. Options to purchase the Company's common stock are an excellent way to accomplish this because they tie the officers' interest directly to the shareholders' interest.

         The number of options granted to officers is based upon individual performance and level of responsibility. Option grants must be of sufficient size to provide a strong incentive for executives who work for long-term business interests and become significant owners of the business. The Compensation Committee reviews market studies for long-term compensation awards, and endeavors to make option grants to provide the necessary incentive to attract and retain qualified executives.

         Deductibility of Compensation. The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer or other named executive officers. It is the policy of the Company to attempt to have its executive compensation plans treated as tax deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

         Chief Executive Officer Compensation. The total compensation of John H. Marmaduke, the Company's Chairman, President and Chief Executive Officer, was $403,125 during fiscal 1999, representing a base salary of $174,750 and a bonus, pursuant to the COIP, of $228,375. Mr. Marmaduke's compensation was based upon a comparison to the compensation of officers in similar positions of other retailers, taking into consideration the Company's size, performance and business philosophy. Also in fiscal year 1999, Mr. Marmaduke was granted a non-qualified option to acquire 17,500 shares of Common Stock at an exercise price of $9.00 per share and 15,000 options at an exercise price of $12.00 per share.



         This report is submitted by the members during fiscal 1999 of the Compensation Committee:

                                Leonard L. Berry

                                Craig R. Lentzsch

                               Jeffrey G. Shrader

                                PERFORMANCE GRAPH

         The following graph compares the annual cumulative total shareholder return on an investment of $100 on June 12, 1998 (the first day of public trading) in the Company's common stock, based on the market price of the common stock, with the cumulative total return of a similar investment in the Nasdaq National Market-Retail Trade Stocks Index and in the S&P 500 Market Index.

                               [PERFORMANCE GRAPH]

                       NASDAQ
                       RETAIL
             S&P       TRADE
             500       STOCKS    HAST
  DATE       INDEX     INDEX     INDEX
  ----      -------   -------    ------
  01/31/00   130.82     89.36     31.25
  01/29/99   118.79    107.12    101.45
  05/29/99   100.00    100.00       100

                             INDEPENDENT ACCOUNTANTS

         KPMG LLP served as independent accountants for the Company for the fiscal year ended January 31, 2000. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.


                              SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals to be presented at the 2001 Annual Meeting of Shareholders ("2001 Annual Meeting"), for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Amarillo, Texas, addressed to the Secretary of the Company, not later than February 16, 2001. With respect to any shareholder proposal submitted outside of Rule 14a-8, persons acting as proxies shall have discretionary authority to vote against any such proposal presented at the 2001 Annual Meeting unless notice is received by the Company not later than April 23, 2001 that such proposal is to be presented at the 2001 Annual Meeting and certain other requirements are met. Such proposals must comply with applicable Texas law, the Bylaws of the Company and the requirements of Regulation 14A of the 1934 Act.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         To the Company's knowledge, based solely on its review of the forms submitted to the Company during and with respect to the 1999 fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with and have been timely filed, except for the following. Form 5s reflecting beneficial ownership for the following individuals were due March 16, 2000 and were filed between March 17 and 20, 2000: Jeffrey G. Shrader, John H. Marmaduke, James Stephen Hicks, Phillip Hill, Craig R. Lentzsch, Dennis McGill, Thomas Nugent, Robert R. Berman, Leonard L. Berry, Peter A. Dallas, Gaines L. Godfrey, Stephen S. Marmaduke, Bill Millikin, Ron G. Stegall and Michael J. Woods. Form 4s reflecting changes in beneficial ownership for the following individuals were due October 10, 1999 and were filed October 12, 1999: Phillip Hill, Craig R. Lentzsch and Dennis McGill. A Form 4 for Jeffrey G. Shrader reflecting a change in beneficial ownership was due April 10, 1999 and was filed May 17, 1999. A Form 4 for John H. Marmaduke reflecting a change in beneficial ownership was due July 10, 1999 and was filed July 22, 1999. A Form 3 for James Stephen Hicks reflecting Mr. Hicks' promotion to Vice President of Purchasing was due July 26, 1999 and was filed August 11, 1999. A Form 4 for Thomas Nugent reflecting a change in beneficial ownership was due December 10, 1999 and was filed December 23, 1999.

                                  OTHER MATTERS

         At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the 2000 Annual Meeting. If any other matters should come before the 2000 Annual Meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                               REPORT ON FORM 10-K

         THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2000, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. Exhibits to the Form 10-K will be furnished upon payment of $.50 per page, with a minimum charge of $10.00, to cover the cost of reproduction. Requests for copies should be directed to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas, 79102, Attention: Investor Relations.

                                      By Order of the Board of Directors

                                      Jerry M. McKee, Secretary
Dated: July 21, 2000

                                     ANNEX A

                                     CHARTER
                             OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

         In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent accountant and the Board of Directors.

2.       Review and update the Audit Committee's charter annually.

3. Recommend to the Board of Directors the independent accountant to be retained, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Interal Audit when employed.

5. Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

6. Inquire of management, the Director of Interal Audit, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7. Consider, in consultation with the independent accountant and the Director of Interal Audit, the audit scope and plan of the internal auditors and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the Director of Interal Audit:

         a. The adequacy of the Company's internal controls including computerized information system controls and security.

         b. Any related significant findings and recommendations of the independent accountant and Director of Interal Audit, together with management's responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

         a. The Company's annual financial statements and related footnotes.

         b. The independent accountant's audit of the financial statements and his or her report thereon.

         c. Any significant changes required in the independent accountant's audit plan.

         d. Any serious difficulties or disputes with management encountered during the course of the audit.
         e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

12.      Consider and review with management and the Director of Interal Audit:

         a. Significant findings during the year and management's responses thereto.

         b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

         c.       Any changes required in the planned scope of their audit plan.

13. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

15. Review policies and procedures with respect to officers' expense accounts and perquisites including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

16. Review with the independent accountant the results of their review of the Company's monitoring compliance with the company's code of conduct.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the independent accountant and management, in separate executive sessions, to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

19. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

20. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

21. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

23. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

         The membership of the Audit Committee shall consist of at least 3 independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors.

         The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                      PROXY

                          HASTINGS ENTERTAINMENT, INC.

         This Proxy is solicited by the Board of Directors of Hastings Entertainment, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on August 31, 2000, at 10:00 a.m. Amarillo, Texas time at the Company's corporate offices, 3601 Plains Boulevard, Amarillo, Texas, 79102. The undersigned hereby appoint(s) Stephenie Walker and Jerry M. McKee, or either of them, with full power of substitution, and with discretionary authority, the proxies of the undersigned to vote all shares of Common Stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 31, 2000, and at any adjournment thereof, upon the matters listed below, and in accordance with his best judgment with respect to any other matters which may properly come before the meeting.

         The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the three Class I nominees for director, and (ii) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.

         This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors of the Company requests that you promptly execute and mail this Proxy.

         Dated this      day of              , 2000
                    ----        -------------

                                ----------------------------------------------

                                ----------------------------------------------

                                (Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)

1. Election of Directors of the three nominees listed below (except as indicated to the contrary below):

FOR all  nominees  listed to  WITHHOLD AUTHORITY to                   INSTRUCTION:  To withhold authority to vote for
the right.                    vote one or more  nominees  listed      any individual nominee,  check the withhold box
                              to the  right,  but  vote  FOR the      and  write  the  nominee's  name  on the  space
                              remaining nominees                      provided opposite his name.
            [ ]                              [ ]                      John H. Marmaduke
                                                                                        -------------------------
                                             [ ]                      Gaines L. Godfrey
                                                                                        -------------------------
                                             [ ]                      Jeffrey G. Shrader
                                                                                         ------------------------

2. With the discretionary authority as to such other matters as may properly come before the Annual Meeting or the adjournment thereof.